CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-130047 and Post-Effective Amendment No. 1 to Registration Statement 333-130047 (No. 333-130047-99) of Ingersoll-Rand plc of our report dated June 20, 2018 relating to the financial statements of Ingersoll-Rand Employee Savings Plan as of and for the years ended December 31, 2017 and 2016, which appears in this Form 11-K.

/s/ Cherry Bekaert LLP
Charlotte, North Carolina
June 20, 2018